UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 25, 2012, Fiserv, Inc. (the “Company”) completed the sale of $700,000,000 aggregate principal amount of its 3.500% Senior Notes due 2022 (the “Notes”). The Notes are guaranteed by certain of the Company’s wholly-owned domestic subsidiaries (the “Guarantors”) and were issued under an Indenture (the “Indenture”), dated as of November 20, 2007, among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by a Tenth Supplemental Indenture, among the Company, the Guarantors and the Trustee, establishing the terms and providing for the issuance of the Notes (the “Supplemental Indenture”).

The Supplemental Indenture and form of the Note, which is included therein, provide, among other things, that the Notes bear interest at a rate of 3.500% per year (payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2013), and will mature on October 1, 2022. The interest rate payable on the Notes is subject to adjustment from time to time if a debt rating agency downgrades (or subsequently upgrades) the debt rating assigned to such series of notes.

At any time prior to July 1, 2022, the Company may redeem the Notes at a “make-whole” redemption price, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date. At any time on or after July 1, 2022, the Company may redeem the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date. The Company is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, upon the occurrence of a change of control triggering event.

All payments with respect to the Notes, including principal and interest, will be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors. The Company expects that the Notes will also be guaranteed in the future by certain subsidiaries under certain circumstances. If a Guarantor is released from its guarantees with respect to the Company’s Amended and Restated Credit Agreement, dated August 1, 2012, among the Company and the financial institutions parties thereto, the Loan Agreement, dated as of November 9, 2007, among the Company and the financial institutions parties thereto (the “Term Loan Facility”) and any other debt of the Company of an amount in excess of 10% of the Company’s net worth, then such Guarantor will be released from its guarantee of the Notes upon notice by the Company to the Trustee.

The Indenture and the Supplemental Indenture contain customary events of default. If an event of default occurs and is continuing with respect to the Notes, then the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes may declare the Notes to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately.

The description of the Supplemental Indenture set forth above is qualified by reference to the Supplemental Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 8.01.	Other Events.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-169358) that the Company filed with the Securities and Exchange Commission on September 14, 2010 and amended on September 17, 2012. The Company is filing certain exhibits as part of this Current Report on Form 8-K for purposes of such Registration Statement. See “Item 9.01. Financial Statements and Exhibits.” The Company intends to use the net proceeds from the sale of the Notes to repay a portion of the Term Loan Facility that matures in November 2012.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(4.1)	Tenth Supplemental Indenture, dated as of September 25, 2012, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association.

(5.1)	Opinion of Foley & Lardner LLP.

(5.2)	Opinion of Brian K. Ridenour.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).

(23.2)	Consent of Brian K. Ridenour (contained in Exhibit (5.2) hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: September 25, 2012	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President, Chief Financial
Officer and Treasurer

Fiserv, Inc.

Exhibit Index to Current Report on Form 8-K

Dated September 25, 2012

Exhibit Number

(4.1)	Tenth Supplemental Indenture, dated as of September 25, 2012, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association.

(5.1)	Opinion of Foley & Lardner LLP.

(5.2)	Opinion of Brian K. Ridenour.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).

(23.2)	Consent of Brian K. Ridenour (contained in Exhibit (5.2) hereto).